EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

Name of U.S. Subsidiary	State of Incorporation or Organization
Alesco Financial Holdings, LLC	Delaware
Alesco Funding Inc.	Delaware
Alesco Real Estate Holdings, LLC	Delaware
Alesco TPS Holdings, LLC	Delaware
Alesco Warehouse Conduit, LLC	Delaware
Kleros Real Estate III Common Holdings LLC	Delaware
Kleros Real Estate IV Common Holdings LLC	Delaware
SFR Subsidiary, Inc.	Delaware
Sunset Financial Holdings, LLC	Delaware
Sunset Financial Statutory Trust I	Delaware
Sunset Funding Inc.	Delaware
Sunset Investment Vehicle, Inc.	Delaware
Sunset Real Estate Holdings, LLC	Delaware
Sunset TPS Holdings, LLC	Delaware
Alesco Loan Holdings Trust	Maryland
Jaguar Acquisition, Inc.	Maryland
Sunset Loan Holdings Trust	Maryland

Name of Foreign Subsidiary	Country of Incorporation
Alesco Preferred Funding X, Ltd.	Cayman
Alesco Preferred Funding XI, Ltd.	Cayman
Alesco Preferred Funding XII, Ltd.	Cayman
Alesco Preferred Funding XIII, Ltd.	Cayman
Alesco Preferred Funding XIV, Ltd.	Cayman
Alesco Holdings, Ltd.	Cayman
Emporia Preferred Funding II, Ltd.	Cayman
Kleros Real Estate CDO I, Ltd.	Cayman
Kleros Real Estate CDO II, Ltd.	Cayman
Kleros Real Estate CDO III, Ltd.	Cayman
Kleros Real Estate CDO IV, Ltd.	Cayman
Libertas Preferred Funding I	Cayman
Sunset Holdings Ltd.	Cayman
PFW III, Ltd.	Cayman